Exhibit 10.1
ARLO TECHNOLOGIES, INC.
2018 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT
(ACCELERATED VESTING)

Unless otherwise defined herein, the terms defined in the Arlo Technologies, Inc. 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and the Country-Specific Provisions for Non-U.S. Participants attached hereto as Exhibit B (together, the “Agreement”).

FIRST NAME, LAST NAME
ADDRESS LINE 1
ADDRESS LINE 2
ADDRESS LINE 3
CITY, STATE, ZIP CODE
COUNTRY

You have been granted an option to purchase common stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant	[___]
Vesting Commencement Date	[___]
Exercise Price per Share	[___]
Total Number of Shares Granted	[___]
Type of Option:	[___]
Term/Expiration Date:	[___]

VESTING SCHEDULE:

Subject to any accelerated vesting provisions set forth below or in the Plan, this Option shall be exercisable, in whole or in part, in accordance with the following schedule:

Twenty-five (25%) of the Option shall vest twelve (12) months after the Vesting Commencement Date, and one forty-eighth (1/48th) of the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to you continuing to be a Service Provider through each such date.

ACCELERATED VESTING:

Notwithstanding the previous sentence:

•In the event that you cease to be a Service Provider due to your death or Disability, the Option will immediately vest in full.

•In the event that you experience a Qualifying Non-CIC Termination, the unvested portion of your Option will immediately vest as to the number of Shares subject to the Option that were otherwise scheduled to vest had you remained employed for twelve (12) months following the Qualifying Non-CIC termination.

•In the event that you experience a Qualifying CIC Termination, the unvested portion of your Option will immediately vest as to 100% of the then-unvested Shares subject to the Option.

1

Exhibit 10.1
For purposes of this section titled Accelerated Vesting:

•“Change in Control Period” means the period beginning one (1) month prior to a Change in Control and ending twelve (12) months following a Change in Control.

•“Cause” means (1) your willful commission of (A) embezzlement, (B) fraud, or (C) dishonesty in connection with the performance of your duties and responsibilities, which in any such instance results in material loss, material damage, or material injury to the Company, (2) your conviction of, or plea of nolo contendere to, a felony (other than a driving offense), (3) your gross misconduct, or (4) your continued violation of your employment duties after you have received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that you have not substantially performed your duties. Any termination for “Cause” will require Board approval, and you will be given the opportunity to appear in person before the entire Board in order to explain your position on the allegations or claims that constitute “Cause”. The Board (excluding you if you are at such time a member of the Board) shall make all determinations relating to termination, including without limitation any determination regarding Cause.

•“Good Reason” means that you resigns from the Company if one of the following events occur without your consent: (1) a material decrease in your target annual compensation; (2) the relocation of your principal place of performing your duties as an employee of the Company by more than fifty (50) miles; or a material, adverse change in your authority, responsibilities or duties, as measured against your authority, responsibilities or duties immediately prior to such change. For “Good Reason” to be established, you must provide written notice to the Chief Executive Officer and the Company within thirty (30) days immediately following such alleged events, the Company must fail to materially remedy such event within thirty (30) days after receipt of such notice, and your resignation must be effective not later than ninety (90) days from the occurrence of the alleged triggering event, and must not be effective until after the expiration of the notice and cure periods described above.

•“Qualifying Termination” means a termination of your employment either (1) by the Company or one of its Subsidiaries without Cause (excluding by reason of your death or Disability) or (2) by you for Good Reason, in either case, during the Change in Control Period (a “Qualifying CIC Termination”) or outside of the Change in Control Period (a “Qualifying Non‑CIC Termination”).

TERMINATION PERIOD:

This Option may be exercised for three (3) months after you cease to be a Service Provider; except that in the case of termination of status as a Service Provider by death or Disability, such Option may be exercised for twelve (12) months after such applicable qualifying event. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

By your acceptance and/or exercise of this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to acceptance of this Option and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. You further agree to notify the Company upon any change in your residence address.

2

Exhibit 10.1
Exhibit A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.Grant. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to these Terms and Conditions of Stock Option Grant, including the Country-Specific Provisions for Non-U.S. Participants, attached hereto as Exhibit B (together, the “Agreement”) and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Affiliate or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement will vest according to the vesting schedule set forth in the Notice of Grant. Options scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.Administrator’s Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable Tax-Related Items. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

a.cash;

b.check;

c.consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

d.if Participant is a United States (“U.S.”) employee, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

Exhibit 10.1
6.Tax Obligations.

a.Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions paid on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

b.Withholding of Taxes. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and the Employer to satisfy any withholding obligations the Company or the Employer may have for Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, as applicable, and their respective agents, at their discretion, to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following:

(i)    withholding from Participant’s wages or other cash compensation payable to Participant by the Company or the Employer;

(ii)    requiring Participant to tender a cash payment to the Company or the Employer;

(iii)    withholding from proceeds of the sale of Shares to be issued upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); and

(iv)    any other method acceptable to the Company and permitted under the Plan and Applicable Laws.

The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate for Participant’s jurisdiction(s). If the maximum applicable rate for Participant’s jurisdiction(s) is used, Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares.

The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations for Tax-Related Items.

c.Notice of Disqualifying Disposition of ISO Shares (for U.S. Taxpayers Only). If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

Exhibit 10.1
d.Code Section 409A (for U.S. Taxpayers Only). Under Code Section 409A, an Option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest tax to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME.

9.Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

a.the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

b.all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

c.Participant is voluntarily participating in the Plan;

d.the Option, any Shares acquired under the Plan, and the income from and value of same are not intended to replace any pension rights or compensation;

e.the Option, any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

f.the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

g.if the underlying Shares do not increase in value, the Option will have no value;

h.if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

Exhibit 10.1

i.for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or the Employer (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or service agreement, if any); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s status as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period or the terms of Participant’s employment or service agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option (including whether Participant may still be considered to be providing services while on a leave of absence);

j.no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any);

k.unless otherwise agreed with the Company in writing, the Option, any Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with the service Participant may provide as a director of any Subsidiary or Affiliate; and

l.neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.Data Privacy Information and Consent. By accepting the Option and indicating consent via the Company’s acceptance procedure, Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data (as defined below) by the Company and the transfer of Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

a.Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

b.Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services, Inc. (E*TRADE), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

Exhibit 10.1
c.International Data Transfers. The Company and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program. The Company’s legal basis, where required, for the transfer of Data is Participant’s consent.

d.Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

e.Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant this Option or other equity awards to Participant or administer or maintain such awards.

f.Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) request rectification of incorrect Data, (iii) delete Data, (iv) restrict processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact his or her local human resources representative.

g.Alternate Basis and Additional Consents. Finally, Participant understands that the Company may rely on a different basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable, Participant agrees that upon request of the Company or the Employer, Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Employer.

12.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Arlo Technologies, Inc., 2200 Faraday Ave., Suite 150, Carlsbad CA 92008, U.S.A., or at such other address as the Company may hereafter designate in writing.

13.Grant is Not Transferable. This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Exhibit 10.1
15.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal, or non-U.S. law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

17.Administrator’s Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Options have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21.Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. Furthermore, if Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

23.Amendment, Suspension or Termination of the Plan. By accepting the Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

Exhibit 10.1

24.Forfeiture Events. The Option is subject to the Company’s Clawback Policy, as it may be amended from time to time.

25.Governing Law and Venue. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

26.Country-Specific Provisions. The Option shall be subject to any additional terms and conditions set forth for Participant’s country in Exhibit B. Moreover, if Participant relocates to one of the countries included in Exhibit B, the terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

27.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Service Provider.

28.Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such time as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for ensuring compliance with any applicable restrictions and should consult with his or her personal legal advisor on this matter.

29.Foreign Asset/Account Reporting; Exchange Control and Tax Reporting and Other Requirements. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the exercise of the Option, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable on these matters.

Exhibit 10.1
Exhibit B

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS
Terms and Conditions
This Exhibit B includes additional (or, if so indicated, different) terms and conditions that govern the Option granted to Participant if Participant is in one of the countries listed herein.

If Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or if Participant transfers employment and/or residency to another country after being granted the Option, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan or the Terms and Conditions of Stock Option Grant, as applicable.

Notifications

This Exhibit B also includes information regarding certain issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on securities, exchange control and other laws in effect in the respective countries as of July 2018. Such laws are often complex and change frequently. As a result, Participant should not rely on the information in this Exhibit B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s individual situation.

Finally, if Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or if Participant transfers employment and/or residency to another country after being granted the Option, the information contained herein may not be applicable in the same manner.

IRELAND

Notifications

Director Notification Obligation. If Participant is a director, shadow director1 or secretary of an Irish Subsidiary or Affiliate, Participant must notify the Irish Subsidiary or Affiliate in writing when receiving or disposing of an interest in the Company (e.g., Options, Shares, etc.), or becoming aware of the event giving rise to the notification requirement, or becoming a director, shadow director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor child (whose interests will be attributed to the director, shadow director or secretary, as the case may be).

The above notification requirement will not apply where Options or Shares (or interests in Options or Shares) held by a director, shadow director or secretary (and their spouse and children) are in aggregate 1% or less in the share capital of the Company, or where the Options or Shares do not carry a right to vote at general meetings (save a right to vote in specified circumstances), as de minimis interests are exempt.

______________________________
1. A shadow director is an individual who is not on the board of directors of the Irish Subsidiary or Affiliate, but who has sufficient control so that the board of directors of the Irish Subsidiary acts in accordance with the directions or instructions of the individual.

B-1

Exhibit 10.1
Exhibit C

ARLO TECHNOLOGIES, INC.
2018 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

Arlo Technologies, Inc.
2200 Faraday Ave., Suite 150
Carlsbad CA 92008

Attention: Stock Plan Administrator

1.    Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the common stock of Arlo Technologies, Inc. (the “Company”) under and pursuant to the 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ________ (the “Agreement”). The purchase price for the Shares will be $_____________, as required by the Agreement.

2.    Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.    Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.    Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5.    Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.    Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

C-1

Exhibit 10.1
PURCHASER:

By: _____________________________
Name: _____________________________
Title: _____________________________

Address:
____________________________________
____________________________________
____________________________________

COMPANY:
Arlo Technologies, Inc.

By: _____________________________
Name: _____________________________
Title: _____________________________

Address:
2200 Faraday Ave., Suite 150
Carlsbad CA 92008

C-2